Exhibit k

                                                 KATHLEEN A. MCGAH
                                                 Deputy General Counsel
                                                 Legal Division - 6 MS
                                                 TELEPHONE: (860) 277-7389
                                                 FAX: (860) 277-0842

                                                 January 31, 2003

The Travelers Insurance Company
The Travelers Fund UL III for Variable Life Insurance
One Tower Square
Hartford, Connecticut 06183

Gentlemen:

     With reference to the Registration Statement, File No. 333-71349, on Form N-6 filed by The Travelers Insurance Company and The Travelers Fund UL III for Variable Life Insurance with the Securities and Exchange Commission covering variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

     1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commission of the State of Connecticut.

     2. The Travelers Fund UL III for Variable Life Insurance is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

     3. The variable life insurance policies covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and The Travelers Fund UL III for Variable Life Insurance.

     4. Assets of The Travelers Fund UL III for Variable Life Insurance are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Kathleen A. McGah
                                       Deputy General Counsel
                                       The Travelers Insurance Company